Exhibit 10.20

Indivior PLC

U. S. Employee Stock Purchase Plan

Approved by shareholders of the Company on May 12, 2016,
amended by resolution of the Board of Directors on September 24, 2020, amended by resolution of the Remuneration Committee on February 14, 2023, and amended by resolution of the Remuneration Committee on September 30, 2024

TABLE OF CONTENTS

Article I.     Purpose and Effective Date    1

Article II.     Definitions    1
Article III.    Administration    3

Article IV.    Number of Shares    4

Article V.    Eligibility Requirements    4

Article VI.    Enrollment    5

Article VII.    Grant of Options on Enrollment    6

Article VIII.    Payroll Deductions    6

Article IX.    Purchase of Shares    7

Article X.    Withdrawal From the Plan; Termination of Employment; Leave of Absence;    8

Article XI.    Miscellaneous    10

EUROPE-LEGAL-292660356/2333333333321 168111-0003

ARTICLE I
PURPOSE AND EFFECTIVE DATE
    1.1    The purpose of the Indivior PLC U.S. Employee Stock Purchase Plan (the “Plan”) is to provide an opportunity for eligible employees to acquire a proprietary interest in Indivior PLC (the “Company”) through accumulated payroll deductions. It is the intent of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, including any amendments or replacements of such section. The provisions of the Plan shall be construed to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.
    1.2    The Plan was initially approved by the Remuneration Committee of the Board of Indivior PLC, a company registered in England and Wales, on 19 November 2015 (the “Effective Date”). No option shall be granted under the Plan after the date as of which the Plan is terminated by the Board in accordance with Section 11.7 of the Plan.
    1.3    The Plan shall be subject to approval by the shareholders of the Company within twelve months after the Effective Date. Such shareholder approval shall be obtained in the manner and to the degree required under Code Section 423 and other applicable laws. If such shareholder approval is not obtained prior to the first Purchase Date, the Plan shall be null and void and all Participants shall be deemed to have withdrawn all payroll deductions credited to their Accounts on such Purchase Date.

ARTICLE II
DEFINITIONS
    2.1    “Account” means a recordkeeping account maintained for a Participant to which payroll deductions are credited in accordance with Article VIII of the Plan.
    2.2    “Accumulation Period” means, as to the Company or a Participating Subsidiary, a period of six (6) months commencing with the first regular payroll period commencing on or after each successive January 1 and ending on each successive June 30 and a period of six (6) months commencing with the first regular payroll period commencing on or after each successive July 1 and ending on each successive December 31. The Committee may modify (including increasing or decreasing the length of time covered) or suspend Accumulation Periods at any time and from time to time.
    2.3    “Administrator” means the persons or committee appointed under Section 3.1 to administer the Plan.
    2.4    “Article” means an Article of this Plan.
    2.5    “Base Earnings” means base salary and wages payable by the Company or a Participating Subsidiary to an Eligible Employee, prior to pre-tax deductions for contributions to qualified or non-qualified (under the Code) benefit plans or arrangements, and excluding bonuses, incentives and overtime pay but including commissions.
    2.6    “Board” means the Board of Directors of the Company or a duly authorized Committee thereof.
    2.7    “CDI” means a depositary interest issued through CREST representing a beneficial interest in an ordinary share in the capital of the Company.
    2.8    “Code” means the Internal Revenue Code of 1986, as amended.
    2.9    “Company” means Indivior PLC, a company registered in England and Wales.
    2.10    “Cut-Off Date” means the date established by the Administrator from time to time by which enrollment forms must be received with respect to an Accumulation Period.

    2.11    “DR” means a depositary receipt issued by a depositary for the Company’s affiliate shareholders (for the purposes of US federal securities laws) representing a beneficial interest in an ordinary share in the capital of the Company.
    2.12    “Eligible Employee” means an Employee, including an employee on an Authorized Leave of Absence (as defined in Section 10.3), but shall exclude any executive directors unless and until the Plan is approved by ordinary resolution of the Company’s shareholders in General Meeting.
    2.13    “Employee” means an individual who performs services for the Company or a Participating Subsidiary pursuant to an employment relationship described in Treasury Regulations Section 1.421-1(h) or any successor provision, or an individual who would be performing such services but for such individual’s Authorized Leave of Absence (as defined in Section 10.3).
    2.14    “Enrollment Date” means the first Trading Day of an Accumulation Period beginning on or after January 1, 2016.
    2.15    “Exchange Act” means the Securities Exchange Act of 1934.
    2.16    “Fair Market Value” means, as of any applicable date:
(a)If the security is listed on any established stock exchange and/or traded on the London Stock Exchange, the closing price of the security on any such exchange (or the mean between the bid and asked prices for the security if the security is so quoted instead) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or if no such reported sale of the security shall have occurred on such date, on the latest preceding date on which there was such a reported sale, in all cases, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the security on the date of determination, then the Fair Market Value shall be the mean between the bid and asked prices for the security on the last preceding date for which such quotation exists.
(b)In the absence of such markets for the security, the value determined by the Board in good faith in accordance with the requirements of Section 423 of the Code.
    2.17    “Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Article VI. A Participant shall remain a Participant until the applicable date set forth in Article X.
    2.18    “Participating Subsidiary” means a Subsidiary incorporated under the laws of any state in the United States, a territory of the United States, Puerto Rico, or the District of Columbia, or such foreign Subsidiary approved under Section 3.4, which has adopted the Plan as a Participating Subsidiary by action of its board of directors and which has been designated by the Board in accordance with Section 3.4 as covered by the Plan, subject to the requirements of Section 423 of the Code except as noted in Section 3.4.
    2.19    “Plan” means the Indivior PLC U.S. Employee Stock Purchase Plan, as amended from time to time.
    2.20    “Purchase Date” means the specific Trading Day during an Accumulation Period on which Shares are purchased under the Plan in accordance with Article IX. For each Accumulation Period, the Purchase Date shall be the last Trading Day occurring in such Accumulation Period. The Administrator may, in its discretion, designate a different Purchase Date with respect to any Accumulation Period.
    2.21    “Qualified Military Leave” means an absence due to service in the uniformed services of the United States (as defined in Chapter 43 of Title 38 of the United States Code) by an individual employee of the Company or a Participating Subsidiary, provided the individual’s rights to reemployment under the Uniformed Services Employment and Reemployment Rights Act of 1994 have not expired or terminated.

EUROPE-LEGAL-292660356/23333331 168111-0003

    2.22    “Section” means a section of this Plan, unless indicated otherwise.
    2.23    “Securities Act” means the Securities Act of 1933, as amended.
    2.24    “Shares” means shares, par value, of Indivior PLC or, where appropriate, (i) CDIs representing such shares, (ii) DRs representing such shares, (iii) ADRs representing such shares, and/or (iv) shares, CDIs, DRs or ADRs representing those shares, CDIs, DRs or ADRs following any reorganisation of the share capital of the Company.
    2.25    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, as of the applicable Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
    2.26    “Trading Day” means a day any national exchange nominated by the Committee on which the Shares are listed for trading or, if not so listed, a day the London Stock Exchange is open for trading.

ARTICLE III
ADMINISTRATION
    3.1    Subject to Section 11.7, the Plan shall be administered by the Board, or a duly appointed committee of the Board (“Committee”). The Committee shall consist of at least one Board member, but may additionally consist of individuals who are not members of the Board. The Committee shall serve at the pleasure of the Board. If the Board does not so appoint a Committee, the Board shall administer the Plan. Any references herein to “Administrator” are, except as the context requires otherwise, references to the Board or the Committee, as applicable.
    3.2    If appointed under Section 3.1, the Committee may select one of its members as chairman and may appoint a secretary. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable; provided, however, that all determinations of the Committee shall be made by a majority of its members.
    3.3    The Administrator shall have the power, in addition to the powers set forth elsewhere in the Plan, and subject to and within the limits of the express provisions of the Plan, to construe and interpret the Plan and options granted under it; to establish, amend and revoke rules and regulations for administration of the Plan including determination of beneficiary designation requirements; to determine all questions of policy and expediency that may arise in the administration of the Plan; to allocate and delegate such of its powers as it deems desirable to facilitate the administration and operation of the Plan; and, generally, to exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of the Company. The Administrator’s determinations as to the interpretation and operation of this Plan shall be final and conclusive.
    3.4     The Board may designate from time to time which Subsidiaries of the Company shall be Participating Subsidiaries. Without amending the Plan, the Board may adopt special or different rules for the operation of the Plan which allow employees of any foreign Subsidiary to participate in the purposes of the Plan. In furtherance of such purposes and to the extent not inconsistent with Code Section 423, the Board may approve such modifications, procedures, rules or sub-plans as it deems necessary or desirable, including those deemed necessary or desirable to comply with any foreign laws or to realize tax benefits under foreign law. Any such different or special rules for employees of any foreign Subsidiary who are not U.S. taxpayers shall not be subject to Code Section 423 and for purposes of the Code shall be treated as separate and apart from the balance of the Plan.
3.5    This Article III relating to the administration of the Plan may be amended by the Board from time to time as may be desirable to satisfy any requirements of or under the federal securities and/ or other applicable laws of the United States, or to obtain any exemption under such laws.

EUROPE-LEGAL-292660356/23333331 168111-0003

ARTICLE IV
NUMBER OF SHARES
    4.1    The number of Shares reserved under the Plan is equal to 25,000,000, subject to (a) the additional limit set forth in Section 4.2 (if applicable) and (b) adjustment as described in Section 4.3.
        4.2    Subject to the Plan being approved by ordinary resolution of the shareholders of the Company in General Meeting, the nominal amount of Shares that may be authorized for issuance pursuant to the Plan shall be limited so that it does not exceed the limit set out in this Section 4.2. This limitation only applies to the issuance of new Shares or the transfer of Treasury Shares. The number of Shares that may be allocated under the Plan on any day cannot, when added to the aggregate of the number of Shares allocated in the period of 10 years ending at that time under the Plan and any other employees' share plan adopted by the Company, exceed the number of Shares that is equal to 10 per cent. of the ordinary share capital of the Company in issue at that time. The limit set out in this Section 4.2 shall not apply to any options granted on or after September 30, 2024.
    4.3    In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the capital structure of the Company, the Board shall make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the Shares available for purchase under the Plan in order to prevent the dilution or enlargement of a Participant’s rights under the Plan. In the event that, at a time when options are outstanding hereunder, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each option to purchase Shares shall terminate, but the Participant holding such option shall have the right to exercise his or her option prior to such termination of the option upon the dissolution or liquidation. The Company reserves the right to reduce the number of Shares which Employees may purchase pursuant to their enrollment in the Plan.
    4.4    No new Shares may be issued, or treasury shares transferred, to a Participant for the purposes of the Plan, unless and until the Plan is approved by ordinary resolution of the Company’s shareholders in general meeting.
    4.5    Any new Shares issued pursuant to the Plan must rank equally in all respects with other Shares then in issue except for rights which attach to Shares by reference to a record time or date prior to the time or date of issue.
    4.6    The Company must apply to the UK Financial Conduct Authority to have any new Shares issued under the Plan admitted to the Official List and to the London Stock Exchange for permission to trade in those Shares. The Company need not do so, however, if the Shares are not traded on the London Stock Exchange. If the Shares are traded on any other stock exchange, the Company must also apply to have the Shares admitted to trading on that exchange.

ARTICLE V
ELIGIBILITY REQUIREMENTS
    5.1    Except as provided in Section 5.2, each individual who is an Eligible Employee of the Company or a Participating Subsidiary on the applicable Cut-Off Date shall become eligible to participate in the Plan in accordance with Article VI as of the first Enrollment Date following the date the individual becomes an Employee of the Company or a Participating Subsidiary, provided that the individual remains an Eligible Employee on the first day of the Accumulation Period associated with such Enrollment Date. Participation in the Plan is entirely voluntary.
    5.2    Employees meeting any of the following restrictions are not eligible to participate in the Plan:

EUROPE-LEGAL-292660356/23333331 168111-0003

(a)        Employees who, immediately upon enrollment in the Plan or upon grant of an Option would own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Code Section 424(d) shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee);
(b)        Employees (other than individuals on Authorized Leave of Absence (as defined in Section 10.3)) who are customarily employed by the Company or a Participating Subsidiary for not more than twenty (20) hours per week; or
(c)        Employees (other than individuals on Authorized Leave of Absence (as defined in Section 10.3)) who are customarily employed by the Company or a Participating Subsidiary for not more than five (5) months in any calendar year.
    5.3    The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

ARTICLE VI
ENROLLMENT
    6.1    Eligible Employees who meet the requirements of Article V are able to enroll in the Plan on the first day of each Accumulation Period. Any Eligible Employee may consent to enrollment in the Plan for an Accumulation Period by completing and signing an enrollment form (which authorizes payroll deductions during such Accumulation Period in accordance with Section 8.1) and submitting such enrollment form to the Company or the Participating Subsidiary on or before the Cut-Off Date specified by the Administrator. Payroll deductions pursuant to the enrollment form shall be effective as of the first payroll period with a pay day after the Enrollment Date for the Accumulation Period to which the enrollment form relates, and shall continue in effect until the earliest of:
 (a)    The end of the last payroll period with a payday in the Accumulation Period;
 (b)    The date during the Accumulation Period as of which the Employee elects to cease his or her enrollment in accordance with Section 8.3; and
 (c)    The date during the Accumulation Period as of which the Employee withdraws from the Plan or has a termination of employment in accordance with Article X.

ARTICLE VII
GRANT OF OPTIONS ON ENROLLMENT
    7.1    The enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant as of such Enrollment Date by the Company to such Participant of an option to purchase Shares from the Company pursuant to the Plan.
    7.2    An option granted to a Participant pursuant to this Plan shall expire, if not terminated earlier for any reason, on the earliest to occur of: (a) the end of the Purchase Date with respect to the Accumulation Period in which such option was granted; (b) the completion of the purchase of Shares

EUROPE-LEGAL-292660356/23333331 168111-0003

under the option under Article IX; or (c) the date on which participation of such Participant in the Plan terminates for any reason.
    7.3    As of each Enrollment Date, except as otherwise provided below, on the Enrollment Date of each Accumulation Period, each Participant in such Accumulation Period shall automatically be granted an option to purchase on each Purchase Date during such Accumulation Period (at the applicable purchase price) up to a maximum number of Shares, subject to the terms of the Plan, equal to the quotient of ten thousand dollars ($10,000) divided by the Fair Market Value of a Share on the Enrollment Date of such Accumulation Period, subject to adjustment under Section 4.2 above. The Administrator may, in its discretion and prior to the Enrollment Date of an Accumulation Period change the maximum number of Shares that may be purchased by a Participant in such Accumulation Period or on any Purchase Date within an Accumulation Period.
    7.4    Notwithstanding any other provision of this Plan, no Participant may be granted an option which permits his or her rights to purchase Shares under the Plan and any other Code Section 423 employee stock purchase plan of the Company or any of its Subsidiaries or parent companies to accrue (when the option first becomes exercisable) at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

ARTICLE VIII
PAYROLL DEDUCTIONS
    8.1    An Employee who files an enrollment form pursuant to Article VI shall elect and authorize in such form to have deductions made from his or her pay on each payday he or she receives a paycheck during the Accumulation Period to which the enrollment form relates, and he or she shall designate in such form the percentage (in whole percentages) of Base Earnings to be deducted each payday during such Accumulation Period. The minimum an Employee may elect and authorize to have deducted is one percent (1%) of his or her Base Earnings paid per pay period in such Accumulation Period, and the maximum is ten percent (10%) of his or her Base Earnings paid per pay period in such Accumulation Period (or such larger or smaller percentage as the Administrator may designate from time to time).
    8.2    Except as provided in the last paragraph of Section 6.1, deductions from a Participant’s Base Earnings shall commence upon the first payday on or after the commencement of the Accumulation Period, and shall continue until the date on which such authorization ceases to be effective in accordance with Article VI. The amount of each deduction made for a Participant shall be credited to the Participant’s Account. All payroll deductions received or held by the Company or a Participating Subsidiary may be, but are not required to be, used by the Company or Participating Subsidiary for any corporate purpose, and the Company or Participating Subsidiary shall not be obligated to segregate such payroll deductions, but may do so at the discretion of the Board.
    8.3    As of the last day of any month during an Accumulation Period, a Participant may elect to cease (but not to increase or decrease) payroll deductions made on his or her behalf for the remainder of such Accumulation Period by filing the applicable election with the Company or Participating Subsidiary in such form and manner and at such time as may be permitted by the Administrator. A Participant who has ceased payroll deductions may have the amount which was credited to his or her Account prior to such cessation applied to the purchase of Shares as of the Purchase Date, in accordance with Section 9.1, and receive the balance of the Account with respect to which the enrollment is ceased, if any, in cash. A Participant who has ceased payroll deductions may also voluntarily withdraw from the Plan pursuant to Section 10.1. Any Participant who ceases payroll deductions for an Accumulation Period may re-enroll in the Plan on the next subsequent Enrollment Date following the cessation in accordance with the provisions of Article VI. A Participant who ceases to be employed by the Company or any Participating Subsidiary will cease to be a Participant in accordance with Section 10.2.

EUROPE-LEGAL-292660356/23333331 168111-0003

    8.4    A Participant may not make any separate or additional contributions to his Account under the Plan. Neither the Company nor any Participating Subsidiary shall make separate or additional contributions to any Participant’s Account under the Plan.

ARTICLE IX
PURCHASE OF SHARES
    9.1    Subject to Section 9.2, any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the purchase of the number of Shares (including partial or fractional Shares) which the funds accumulated in his or her Account as of the Purchase Date will purchase at the applicable purchase price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 7.3). Any purchase of Shares will be based on the applicable currency in which the Shares are listed and traded on an established stock exchange on the Purchase Date, and any required currency conversion shall be based on the closing day exchange rates as reported in The Wall Street Journal or such other source as the Board deems reliable. No Shares will be purchased on behalf of any Participant who fails to file an enrollment form authorizing payroll deductions for an Accumulation Period.
    9.2    A Participant who holds an outstanding option as of a Purchase Date shall not be deemed to have exercised such option if the Participant elected not to exercise the option by withdrawing from the Plan in accordance with Section 10.1.
    9.3    Except as otherwise set forth in this Section 9.3, the purchase price for each Share purchased under any option shall be eighty-five percent (85%) of the lower of:
 (a)        The Fair Market Value of a Share on the Enrollment Date on which such option is granted; or
 (b)        The Fair Market Value of a Share on the Purchase Date, but, in the case of newly issued Shares, not lower than the par value of a Share.
     Notwithstanding the above, the Board may establish a different purchase price for each Share purchased under any option provided that such purchase price is determined at least thirty (30) days prior to the Accumulation Period for which it is applicable and provided that such purchase price may not be less than (i) the purchase price set forth above and (ii)—in the case of newly issued Shares—than the par value per Share.
    9.4    If Shares are purchased by a Participant pursuant to Section 9.1, then such Shares shall be held in non-certificated form at a bank or other appropriate institution selected by the Administrator until the earlier of the Participant’s termination of employment or the time a Participant requests delivery of certificates representing such shares, which would only be possible if the Board resolved that share certificates shall be issued. If any law governing corporate or securities matters, or any applicable regulation of the Securities and Exchange Commission or other body having jurisdiction with respect to such matters, shall require that the Company or the Participant take any action in connection with the Shares being purchased under the option, delivery of such Shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay. Shares transferred pursuant to this Section 9.4 shall be registered in the name of the Participant or, if the Participant so elects, in the names of the Participant and one or more such other persons as may be designated by the Participant in joint tenancy with rights of survivorship or in tenancy by the entireties or as spousal community property, or in such forms of trust as may be approved by the Administrator, to the extent permitted by law.
    9.5    In the case of Participants employed by a Participating Subsidiary, the Board may provide for Shares to be sold through the Subsidiary to such Participants, to the extent consistent with and governed by Section 423 of the Code.

EUROPE-LEGAL-292660356/23333331 168111-0003

    9.6    If the total number of Shares for which an option is exercised on any Purchase Date in accordance with this Article IX, when aggregated with all Shares previously granted under this Plan, exceeds the maximum number of Shares reserved in Section 4.1 (as may be adjusted pursuant to Section 4.2 or Section 4.3), the Administrator shall make a pro rata allocation of the Shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of the cash amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as administratively practical.
    9.7    If a Participant or former Participant sells, transfers, or otherwise makes a disposition of Shares purchased pursuant to an option granted under the Plan within two years after the date such option is granted or within one (1) year after the Purchase Date to which such option relates, or if the Participant or former Participant otherwise has a taxable event relating to Shares purchased under the Plan, and if such Participant or former Participant is subject to U.S. federal income tax, then such Participant or former Participant shall notify the Company or Participating Subsidiary in writing of any such sale, transfer or other disposition within ten (10) days of the consummation of such sale, transfer or other disposition, and shall remit to the Company or Participating Subsidiary or authorize the Company or Participating Subsidiary to withhold from other sources such amount as the Company may determine to be necessary to satisfy any federal, state, or local tax withholding obligations of the Company or Participating Subsidiary. A Participant must reply to a written request, within ten (10) days of the receipt of such written request, from the Company, Participating Subsidiary, or Administrator regarding whether such a sale, transfer or other disposition has occurred.
     9.8    The Administrator may from time to time establish rules and procedures (including but not limited to postponing delivery of Shares until the earlier of the expiration of the two (2) year or one (1) year period or the disposition of such Shares by the Participant) to cause the withholding requirements to be satisfied.

ARTICLE X
WITHDRAWAL FROM THE PLAN; TERMINATION OF EMPLOYMENT;
LEAVE OF ABSENCE;
    10.1    Withdrawal from the Plan. Effective as of the last day of any calendar quarter during an Accumulation Period, a Participant may withdraw from the Plan in full (but not in part) by delivering a notice of withdrawal to the Company (in a manner prescribed by the Administrator) at least ten (10) business days prior to the end of such calendar quarter (but in no event later than the June 1 or December 1 immediately preceding the Purchase Date for the Plan’s two Accumulation Periods, respectively). Upon such withdrawal from participation in the Plan, all funds then accumulated in the Participant’s Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively practical after the end of such calendar quarter, and the Participant’s payroll deductions shall cease as of the end of such calendar quarter. An Employee who has withdrawn during an Accumulation Period may not return funds to the Company or a Participating Subsidiary during the same Accumulation Period and require the Company or Participating Subsidiary to apply those funds to the purchase of Shares, nor may such Participant’s payroll deductions continue, in accordance with Article VI. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date following withdrawal in accordance with the provisions of Article VI.
    10.2    Termination of Employment. Participation in the Plan terminates immediately when a Participant ceases to be employed by the Company or any Participating Subsidiary for any reason whatsoever, including but not limited to termination of employment, whether voluntary or involuntary, or on account of death, disability, or retirement, or if the participating Subsidiary employing the Participant ceases for any reason to be a Participating Subsidiary. Participation in the Plan also terminates immediately when a Participant ceases to be an Eligible Employee under Article V or withdraws from the

EUROPE-LEGAL-292660356/23333331 168111-0003

Plan. Upon termination of participation such terminated Participant’s outstanding options shall thereupon terminate. As soon as administratively practical after termination of participation, the Company shall pay to the Participant or legal representative all amounts accumulated in the Participant’s Account and held by the Company at the time of termination of participation, and any Participating Subsidiary shall pay to the Participant or legal representative all amounts accumulated in the Participant’s Account and held by the Participating Subsidiary at the time of termination of participation.
    10.3    Leaves of Absence.
 (a)    If a Participant takes a leave of absence (other than an Authorized Leave of Absence) without terminating employment, such Participant will be deemed to have discontinued contributions to the Plan in accordance with Section 8.3, but will remain a Participant in the Plan through the balance of the Accumulation Period in which his or her leave of absence begins, so long as such leave of absence does not exceed ninety (90) days. If a Participant takes a leave of absence (other than an Authorized Leave of Absence) without terminating employment, such Participant will be deemed to have withdrawn from the Plan in accordance with Section 10.1 if such leave of absence exceeds ninety (90) days.
(b)        An Employee on an Authorized Leave of Absence shall remain a Participant in the Plan and, in the case of a paid Authorized Leave of Absence, shall have deductions made under Section 8.1 from payments that would, but for the Authorized Leave of Absence, be Base Earnings. An Employee who does not return from an Authorized Leave of Absence on the scheduled date (or, in the case of Qualified Military Leave, prior to the date such individual’s reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 have expired or terminated) shall be deemed to have terminated employment on the last day of such Authorized Leave of Absence (or, in the case of Qualified Military Leave, the date such reemployment rights expire or are terminated).
 (c)    An “Authorized Leave of Absence” means (a) a Qualified Military Leave, and (b) an Employee’s absence of more than ninety (90) days which has been authorized, either pursuant to a policy of the Company or the Participating Subsidiary that employs the Employee, or pursuant to a written agreement between the employer and the Employee, which policy or written agreement guarantees the Employee’s rights to return to employment.
10.4    Exercise on change in control
Unless a Participant has previously given written notice to the Company as provided in Section 10.1 (Withdrawal from the Plan), he will be deemed in any of the events specified below to have exercised automatically the Option granted to him in respect of any Accumulation Period, on the date of the event in question:
(a)    any person obtains Control (as defined below) of the Company as a result of making:
(i)    a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer (together with any person acting in concert with him) will have Control of the Company, and such condition is satisfied; or
(ii)    a general offer to acquire all the shares in the Company which are of the same class as the Shares over which the Options have been granted.
(b)    a person becomes bound or entitled to acquire Shares in the Company under Chapter 3 of Part 28 of the UK Companies Act 2006 (or equivalent legislation);

EUROPE-LEGAL-292660356/23333331 168111-0003

(c)    a court sanctions a compromise or arrangement pursuant to Section 899 of the UK Companies Act 2006 (or equivalent legislation) which is proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies;
(d)    an effective resolution for the voluntary winding-up of the Company is passed.
On such date the accumulated payroll deductions in the Participant’s Account (converted at the exchange rate on the date of exercise) will be used to purchase Shares at the applicable purchase price. In no event may the savings in the Account be used to acquire more than the number of Shares over which Options were granted to the Participant pursuant to Section 7.3.
Any remaining part of the Option will immediately expire.
For purposes of this Section 10.4, “Control” means in relation to a body corporate, the power of a person to secure by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate, or by virtue of powers conferred by the articles of association, or other document regulating that or any other body corporate, that the affairs of the first mentioned body corporate are conducted in accordance with the wishes of that person.

ARTICLE XI
MISCELLANEOUS
    11.1    Interest. Interest or earnings will not be paid or accrued on any Employee Accounts.
    11.2    Restrictions on Transfer. The rights of a Participant under the Plan shall not be assignable or transferable by such Participant, and an option granted under the Plan may not be exercised during a Participant’s lifetime other than by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.1.
    11.3    Administrative Assistance. If the Administrator in its discretion so elects, it may retain a brokerage firm, bank, other financial institution or other appropriate agent to assist in the purchase of Shares, delivery of reports or other administrative aspects of the Plan. If the Administrator so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of one or more other persons in joint tenancy with right of survivorship or in tenancy by the entireties or as spousal community property, or in such forms of trust as may be approved by the Administrator, to the extent permitted by law.
    11.4    Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company or Participating Subsidiaries, including any brokerage fees on the purchased Shares; excepting that any stamp duties, transfer taxes, fees to issue stock certificates, and any brokerage fees on the sale price applicable to participation in the Plan after the initial purchase of the Shares on the Purchase Date shall be charged to the Account or brokerage account of such Participant.
    11.5    Equal Rights and Privileges. All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Code Section 423. This Section 11.5 shall take precedence over all other provisions in the Plan.

EUROPE-LEGAL-292660356/23333331 168111-0003

    11.6    Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.
    11.7    Amendment. The Board may amend or modify the Plan at any time; provided, however, that, to the extent required by any applicable listing rules, no amendment which would amend or modify to the advantage of Participants (i) the definition of Eligible Employees entitled to participate in the Plan, (ii) the maximum number of Shares reserved for sale and issuance under the Plan pursuant to Section 4.2, (iii) the number, kind and purchase price of the Shares available for purchase in order to permit the enlargement of a Participant’s rights under the Plan pursuant to Section 4.3, (iv) the maximum Fair Market Value option amount that a Participant may be granted in a calendar year under the Plan pursuant to Section 7.4, , or (v) the requirements of any securities exchange on which the Shares are traded shall be effective unless, it is approved by ordinary resolution of the shareholders of the Company in general meeting. Notwithstanding the above, the Committee may without such approval make minor amendments to benefit the administration of the Plan or to take account of changes in relevant legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants, the Company or Participating Subsidiaries. No amendment or modification of the Plan requiring stockholder approval under Code Section 423 shall be effective until such approval has been given in accordance with the requirements of Code Section 423.
In addition, the Committee (if appointed under Section 3.1) may amend the Plan as provided in Section 3.3, subject to the conditions set forth therein and in this Section 11.7.
    11.8    Termination. The Plan will remain in effect until the first to occur of: (i) its termination by the Board, or (ii) the expiry of ten years from the date of approval by the Company’s shareholders of the Plan.
    11.9      If the Plan is terminated, the Board may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with the terms of this Plan (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.
    11.10    No Right of Employment. Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or Participating Subsidiary any obligation to employ or continue to employ any employee. The right of the Company or Participating Subsidiary to terminate any employee shall not be diminished or affected because any rights to purchase Shares have been granted to such employee.
    11.11    No Impact on Benefits. Any grant of an option to purchase Shares pursuant to the Plan shall not be considered compensation for purposes of calculating a Participant’s rights under any employee benefit or pension plan that does not specifically require the inclusion of such grant of an option to purchase Shares in calculating benefits.
    11.12    Requirements of Law. The Company shall not be required to sell, issue, or deliver any Shares under this Plan if such sale, issuance, or delivery might constitute a violation by the Company or the Participant of any provision of law. Unless a registration statement under the Securities Act is in effect with respect to the Shares proposed to be delivered under the Plan, the Company shall not be required to issue such Shares if, in the opinion of the Company or its counsel, such issuance would violate the Securities Act. Regardless of whether such Shares have been registered under the Securities Act or registered or qualified under the securities laws of any state, the Company may impose restrictions upon the hypothecation or further sale or transfer of such shares if, in the judgment of the Company or its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law or are otherwise in the best interests of the Company. Any determination by the Company or its counsel in connection with any of the foregoing shall be final and binding on all parties.

EUROPE-LEGAL-292660356/23333331 168111-0003

     The Company may, but shall not be obligated to, register or qualify any securities covered by the Plan. The Company shall not be obligated to take any other affirmative action in order to cause the grant or exercise of any right or the issuance, sale, or deliver of Shares pursuant to the exercise of any right to comply with any law.
    11.13    Gender. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.
    11.14    Data Protection. The Board, the Committee, and any other person or entity empowered by the Board or the Committee to administer the Plan may process, store, transfer or disclose personal data of the Participants to the extent required for the implementation and administration of the Plan. The Board, the Committee and any other person or entity empowered by the Board or the Committee to administer the Restated Plan shall comply with any applicable data protection laws.
    11.15    Withholding of Taxes. The Company or Participating Subsidiary may withhold from any purchase of Shares under this Plan or any sale, transfer or other disposition thereof any local, state, federal or foreign taxes, employment taxes, social taxes or other taxes at such times and from such other amounts as it deems appropriate. The Company or Participating Subsidiary may require the Participant to remit an amount in cash sufficient to satisfy any required withholding amounts to the Company or Participating Subsidiary, as the case may be.

EUROPE-LEGAL-292660356/23333331 168111-0003